Exhibit 99.1

Jerrick Media Holdings, Inc. Completes the Acquisition of Digital E-Commerce Agency Seller’s Choice

●	Acquisition is immediately accretive to Jerrick’s earnings.
●	Integration of companies’ sales groups well underway.
●	Synergies identified for existing clients in the food, beauty and wellness space.

FORT LEE, N.J., September 12, 2019 /PRNewswire/ -- Jerrick Media Holdings, Inc. (OTCQB: JMDA) (the “Company” or “Jerrick”), a technology company and the creator of Vocal, today announced the completion of its acquisition of full-service e-commerce marketing agency Seller’s Choice.

Under the terms of the purchase agreement, Jerrick acquired Seller’s Choice for $2 million, representing an approximate 1.3-1.5 multiple of the Company’s projected 12-month-forward revenues, consisting of $340,000 in cash, a $660,000 promissory note and $1 million in stock.

Jerrick CEO Jeremy Frommer said, “The integration of Seller’s Choice personnel into the Company is well underway. Operational synergies are expected to translate into significant cost savings for the Company. The respective Seller’s Choice and Vocal for Brands sales forces have begun integrating processes and protocols. I expect the deal to be immediately accretive to earnings and have a positive effect on net equity.”

Added Seller’s Choice CEO Jay Goldberg, “We are excited to join the Jerrick team. In partnering with Jerrick and aligning our premium service offerings with Vocal for Brands, Seller’s Choice will bring new products, brands and creators to the growing Jerrick business community.”

About Jerrick

Jerrick is a holding company that develops technology-based solutions. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators by providing them with publishing tools and monetization features that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities embedded within long-form content. Vocal’s community sites are managed by a dedicated team, whose primary focus is on creating safe communities and identifying monetization opportunities within them.

For more information please review Jerrick’s Investor Presentation:

https://jerrickmedia.docsend.com/view/6pdcppw

About Seller’s Choice

Seller’s Choice is a full-service e-commerce digital marketing solution provider which leverages their platform and professional services to advance the reach of both B2B and B2C product and service brands. Utilizing their integrative next-gen marketing platform, Seller’s Choice focuses cohesively in the four key factors of online sellers–sell-through, differentiation, community and compliance–to help e-commerce businesses establish their brand identity and realize profitable and sustainable growth while maximizing customer engagement and retention.

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”), including, but not limited to, the Company’s acquisition of Seller’s Choice, may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors may emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Certain risks and uncertainties applicable to us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.